Exhibit 99.1

NETSCOUT Reports Third Quarter Fiscal Year 2022 Financial Results

Delivers Strong Financial Performance and Updates FY’22 Outlook

WESTFORD, Mass.--(BUSINESS WIRE)--January 27, 2022--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of cybersecurity, service assurance, and business analytics solutions, today announced financial results for its third quarter fiscal year 2022 ended December 31, 2021.

“We delivered strong performance across the board in the third quarter,” stated Anil Singhal, NETSCOUT’s president and chief executive officer. “Increased enterprise customer demand and the substantial acceleration of service provider customer orders, previously forecasted to occur in our fourth quarter, led to higher sales, margins, and profitability. Compared with the prior year’s third quarter, we grew revenue by more than 14%, while our GAAP and non-GAAP diluted EPS growth rate was more than twice that of our revenue growth rate, further demonstrating the financial strength of our business model.”

Singhal continued, “Customers’ acceleration of service provider deals from our fourth quarter to our third quarter has provided us with even greater visibility into our fiscal year 2022 forecast. As such, we have updated our full-year outlook, raising our revenue mid-point and increasing our EPS target ranges. These updates are based on our year-to-date performance and expectations for mid-single-digit product revenue and EPS growth in our 2022 fiscal year, despite our projections for lower product revenue in the fourth quarter due to the previously mentioned acceleration of service provider deals by customers to our third quarter. Looking ahead, we remain confident in our full-year outlook and future growth prospects as we continue to help our customers succeed in the new digital economy.”

Q3 FY22 Financial Results

Total revenue (GAAP and non-GAAP) for the third quarter of fiscal year 2022 was $262.2 million, compared with $228.7 million (GAAP and non-GAAP) in the same quarter one year ago. A reconciliation of GAAP and non-GAAP results is included in the financial tables below.

Product revenue (GAAP and non-GAAP) for the third quarter of fiscal year 2022 was $144.4 million, which was approximately 55% of total revenue in the period. This compares with product revenue (GAAP and non-GAAP) of $115.0 million in the third quarter of fiscal year 2021, which was approximately 50% of total revenue in the period. As of December 31, 2021, NETSCOUT had a product backlog consisting of unshipped orders of approximately $30 million, which excludes radio frequency propagation modeling orders.

Service revenue (GAAP and non-GAAP) for the third quarter of fiscal year 2022 was $117.8 million, or approximately 45% of total revenue in the period. This compares with service revenue (GAAP and non-GAAP) of $113.8 million for the third quarter of fiscal year 2021, which was approximately 50% of total revenue for the period.

NETSCOUT’s income from operations (GAAP) was $55.5 million in the third quarter of fiscal year 2022, compared with income from operations (GAAP) of $31.8 million in the third quarter of fiscal year 2021. Non-GAAP EBITDA from operations in the third quarter of fiscal year 2022 was $92.6 million, or 35.3% of non-GAAP quarterly revenue. This compares to $70.9 million in non-GAAP EBITDA from operations, or 31.0% of non-GAAP quarterly revenue, in the third quarter of fiscal year 2021. The Company’s operating margin (GAAP) was 21.2% in the third quarter of fiscal year 2022, versus 13.9% in the same period of the prior fiscal year. Non-GAAP income from operations in the third quarter of fiscal year 2022 was $87.2 million with a non-GAAP operating margin of 33.2%. This compares to non-GAAP income from operations of $64.5 million and a non-GAAP operating margin of 28.2% in the third quarter of fiscal year 2021.

Net income (GAAP) for the third quarter of fiscal year 2022 was $47.7 million, or $0.64 per share (diluted), versus net income (GAAP) of $29.0 million, or $0.39 per share (diluted), for the third quarter of fiscal year 2021. On a non-GAAP basis, net income for the third quarter of fiscal year 2022 was $66.5 million, or $0.89 per share (diluted), which compares with $48.9 million, or $0.66 per share (diluted), for the third quarter of fiscal year 2021.

As of December 31, 2021, cash, cash equivalents, and short and long-term marketable securities were $553.5 million, compared with $475.8 million as of September 30, 2021, and $476.5 million as of March 31, 2021. During the third quarter of fiscal year 2022, NETSCOUT repurchased a total of 409,379 shares of its common stock at an average price of $26.88 per share for a total of approximately $11.0 million. As of December 31, 2021, NETSCOUT had $350.0 million outstanding on its $800 million revolving credit facility, which will expire in July 2026.

Nine-Months FY22 Financial Results

  For the first nine months of fiscal year 2022, total revenue (GAAP and non-GAAP) was $664.4 million versus total revenue (GAAP and non-GAAP) of $617.9 million for the comparable nine-month period of fiscal year 2021. A reconciliation of GAAP and non-GAAP results is included in the financial tables below.
  Product revenue (GAAP and non-GAAP) for the first nine months of fiscal year 2022 was $328.0 million, compared with $278.6 million in the same period one year ago.
  Total service revenue (GAAP and non-GAAP) for the first nine months of fiscal year 2022 was $336.4 million versus $339.3 million in the same period last year.
  NETSCOUT’s income from operations (GAAP) for the first nine months of fiscal year 2022 was $57.0 million, compared with $21.1 million for the same period last year. The Company’s operating margin (GAAP) for the first nine months of fiscal year 2022 was 8.6% versus 3.4% in the same period last year. The Company’s non-GAAP EBITDA from operations in the first nine months of fiscal year 2022 was $173.2 million, or 26.1% of non-GAAP total revenue, versus non-GAAP EBITDA from operations of $144.3 million, or 23.4% of non-GAAP total revenue, in the first nine months of fiscal year 2021. The Company’s non-GAAP income from operations for the first nine months of fiscal year 2022 was $156.3 million with a non-GAAP operating margin of 23.5%, compared with non-GAAP income from operations of $125.0 million and a non-GAAP operating margin of 20.2% for the same period of fiscal year 2021.
  NETSCOUT’s net income (GAAP) for the first nine months of fiscal year 2022 was $44.3 million, or $0.59 per share (diluted), versus a net income of $7.9 million, or $0.11 per share (diluted), in the same nine-month period one year ago. Non-GAAP net income for the first nine months of fiscal year 2022 was $116.8 million, or $1.56 per share (diluted), versus $89.3 million, or $1.21 per share (diluted), for the same period of fiscal year 2021.
  NETSCOUT repurchased approximately 1.3 million shares of its common stock at an average price of $26.79 per share for a total of approximately $35.7 million during the first three quarters of fiscal year 2022.

Outlook

Upon review of its year-to-date performance and the future timing and delivery of orders, NETSCOUT has updated its outlook for the full fiscal year, raising its revenue (GAAP and non-GAAP) mid-point and increasing its diluted net income per share (GAAP and non-GAAP) outlook for fiscal year 2022. This update reflects NETSCOUT’s expectation for lower product revenue in the fourth quarter of fiscal year 2022 due to its customers’ acceleration of service provider deals and early booking of product revenue of approximately $25 million to $30 million from the fourth quarter into the third quarter of fiscal year 2022. NETSCOUT’s outlook update for the full fiscal year also reflects the Company’s expectation that it will end the fourth quarter with a product backlog of unshipped orders similar to that of the third quarter. The current outlook is as follows:

  GAAP and non-GAAP revenue is expected to be in the range of $850 million to $855 million, compared with the previous range of $835 million to $865 million.
  GAAP net income per share (diluted) is expected to be in the range of $0.40 to $0.43, compared with the previous range of $0.36 to $0.42. Non-GAAP net income per share (diluted) is expected to be in the range of $1.75 to $1.78, compared with the previous range of $1.71 to $1.77.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NETSCOUT’s guidance is included in the financial tables below.

Recent developments and highlights

  NETSCOUT plans to host its customers and partners at its annual Engage Technology and User Summit (“Engage 2022”) in Orlando, Florida, from April 25th through April 28th this year. During Engage 2022, the Company will showcase its cybersecurity, service assurance, and DDoS capabilities through presentations, panel discussions, demonstrations, and hands-on training. As an annual tradition, this event is a true highlight of the year for the Company, providing it with more opportunities to meet with its user and partner communities to discuss and solicit feedback regarding its Visibility Without Borders offerings.
  In mid-January 2022, NETSCOUT announced that it is supporting Southern Linc, an integrated digital wireless service provider specifically created to work with Southern Company's energy/power subsidiaries. As part of this work, NETSCOUT is providing end-to-end service assurance visibility for Southern Linc’s private 4G LTE network. By working with NETSCOUT, Southern Linc can provide its power grid customers with a mission-critical, continuously available, secure environment.
  In early-January 2022, NETSCOUT announced that it collaborated with Amazon Web Services, Inc. (AWS) in support of ENGIE IT’s digital transformation journey. Through this cooperation, NETSCOUT and AWS helped ENGIE IT to seamlessly migrate its workloads and services to the cloud. ENGIE IT is the IT subsidiary of ENGIE, a worldwide low-carbon energy supplier.
  In mid-December 2021, NETSCOUT announced a new integration that connects NETSCOUT's nGeniusONE® service assurance solution with ServiceNow® IT Operations Management (ITOM) Visibility and ITOM Health. This integration module enables nGeniusONE to generate enhanced alerts to ServiceNow® ITOM with a contextual launch capability for service triage.
  In mid-December 2021, NETSCOUT announced new, unified communications-as-a-service (UCaaS) capabilities for its Smart Edge Monitoring solution. These capabilities help organizations with work-from-home and hybrid workforce models to help ensure a quality employee experience when using UCaaS solutions, such as Zoom, Cisco Webex, and Microsoft Teams.
  In mid-December 2021, NETSCOUT released new research that showed that 93% of enterprise-level organizations had increased their use of unified communications and collaboration (UC&C) platforms since the onset of the COVID-19 pandemic. However, the additional usage and increased performance problems have also created a flood of employee-generated IT helpdesk requests, driving concerns around employee productivity.
  In early-November 2021, NETSCOUT announced that AWS customers will now have added visibility and security when migrating workloads to AWS by using NETSCOUT's Omnis® Cyber Intelligence (OCI) integration with AWS Security Hub. NETSCOUT OCI is the industry's fastest and most scalable network security software solution, built on the foundation of the industry's most prominent network monitoring and packet recording and analysis technology.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its third-quarter fiscal year 2022 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1667. The conference call ID is NTCTQ322. A replay of the call will be available after 12:00 p.m. ET on January 27, 2022, for approximately one week. The number for the replay is (800) 839-4514 for U.S./Canada and (402) 220-2680 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share (diluted) and non-GAAP earnings before interest and other expense, income taxes, depreciation, and amortization (EBITDA) from operations. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP gross profit includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, share based compensation, and acquisition-related depreciation. Non-GAAP income from operations includes the aforementioned adjustments and also removes business development and integration expense, compensation for post-combination services, legal expenses related to a civil judgment, restructuring charges, and transitional service agreement expenses. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, and also removes loss on extinguishment of debt and change in fair value of contingent consideration, net of related income tax effects. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) assures digital business services against disruptions in availability, performance, and security. Our market and technology leadership stems from combining our patented smart data technology with smart analytics. We provide real-time, pervasive visibility, and insights customers need to accelerate and secure their digital transformation. Our approach transforms the way organizations plan, deliver, integrate, test, and deploy services and applications. Our nGenius service assurance solutions provide real-time, contextual analysis of service, network, and application performance. Arbor security solutions protect against DDoS attacks that threaten availability and advanced threats that infiltrate networks to steal critical business assets. To learn more about improving service, network, and application performance in physical or virtual data centers, or in the cloud, and how NETSCOUT’s performance and security solutions, powered by service intelligence can help you move forward with confidence, visit www.netscout.com or follow @NETSCOUT and @ArborNetworks on Twitter, Facebook, or LinkedIn.

Safe Harbor

Certain information provided in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may”, “will”, “anticipate”, “expect”, “believe”, “estimate”, “intend”, “plan”, “should”, “seek”, or other comparable terms. Investors are cautioned that such forward-looking statements in this press release including, without limitation, statements regarding NETSCOUT’s outlook, that customers’ acceleration of service provider deals from NETSCOUT’s fourth quarter to its third quarter has provided it with even greater visibility into its fiscal year 2022 forecast, that NETSCOUT will have product revenue and diluted earnings per share that will achieve mid-single digit growth in its 2022 fiscal year despite its projections for lower revenue in the fourth quarter, that looking ahead, it remains confident in its full-year outlook and future growth prospects as it continues to help its customers succeed in the new digital economy, that NETSCOUT anticipates that it will exit the fourth quarter with a similar product backlog of unshipped orders to that of the third quarter, and statements regarding product releases, updates, and functionality all constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, COVID-19 related impacts, slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the Company’s ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from recent restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. The risks included above are not exhaustive. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. We undertake no responsibility to update or revise any forward-looking statements, except as required by law. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2022 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue:
Product	$144,420	$114,965	$327,989	$278,637
Service	117,774	113,774	336,395	339,256
Total revenue	262,194	228,739	664,384	617,893

Cost of revenue:
Product	30,338	24,263	73,843	72,392
Service	30,132	31,012	92,681	94,763
Total cost of revenue	60,470	55,275	166,524	167,155

Gross profit	201,724	173,464	497,860	450,738

Operating expenses:
Research and development	41,637	43,769	128,940	135,605
Sales and marketing	66,048	60,934	197,191	180,668
General and administrative	23,665	21,718	69,881	67,444
Amortization of acquired intangible assets	14,919	15,273	44,895	45,897
Restructuring charges	-	-	-	62

Total operating expenses	146,269	141,694	440,907	429,676

Income from operations	55,455	31,770	56,953	21,062
Interest and other income (expense), net	177	(3,583)	(4,579)	(11,757)

Income before income tax expense (benefit)	55,632	28,187	52,374	9,305
Income tax expense (benefit)	7,907	(834)	8,094	1,390
Net income	$47,725	$29,021	$44,280	$7,915

Basic net income per share	$0.65	$0.39	$0.60	$0.11
Diluted net income per share	$0.64	$0.39	$0.59	$0.11
Weighted average common shares outstanding used in computing:
Net income per share - basic	73,898	73,492	74,048	72,953
Net income per share - diluted	74,899	73,878	74,976	73,618

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)

	December 31,	March 31,
	2021	2021
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and marketable securities	$553,454	$476,453
Accounts receivable and unbilled costs, net	233,854	197,717
Inventories	21,500	22,813
Prepaid expenses and other current assets	30,780	25,489

Total current assets	839,588	722,472

Fixed assets, net	42,723	48,474
Goodwill and intangible assets, net	2,174,432	2,229,420
Operating lease right-of-use assets	56,268	61,512
Other assets	20,538	23,160

Total assets	$3,133,549	$3,085,038

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$18,436	$17,964
Accrued compensation	67,332	83,057
Accrued other	37,203	28,152
Current portion of operating lease liabilities	11,441	12,354
Deferred revenue and customer deposits	296,814	269,748

Total current liabilities	431,226	411,275

Other long-term liabilities	7,499	21,641
Deferred tax liability	80,763	92,287
Accrued long-term retirement benefits	38,576	39,479
Long-term deferred revenue	122,227	103,310
Operating lease liabilities, net of current portion	55,671	61,267
Long-term debt	350,000	350,000

Total liabilities	1,085,962	1,079,259

Stockholders' equity:
Common stock	126	124
Additional paid-in capital	3,003,679	2,955,400
Accumulated other comprehensive loss	(1,795)	(1,940)
Treasury stock, at cost	(1,373,394)	(1,322,496)
Retained earnings	418,971	374,691

Total stockholders' equity	2,047,587	2,005,779

Total liabilities and stockholders' equity	$3,133,549	$3,085,038

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020

Revenue (GAAP)	$262,194	$228,739	$211,918	$664,384	$617,893
Service deferred revenue fair value adjustment	-	2	-	-	5
Non-GAAP Revenue	$262,194	$228,741	$211,918	$664,384	$617,898

Gross Profit (GAAP)	$201,724	$173,464	$160,274	$497,860	$450,738
Service deferred revenue fair value adjustment	-	2	-	-	5
Share-based compensation expense (1)	1,516	1,619	2,228	5,631	5,368
Amortization of acquired intangible assets (2)	3,342	4,776	3,352	10,054	14,276
Acquisition related depreciation expense (5)	6	6	7	18	17
Non-GAAP Gross Profit	$206,588	$179,867	$165,861	$513,563	$470,404

Income from Operations (GAAP)	$55,455	$31,770	$12,165	$56,953	$21,062
Service deferred revenue fair value adjustment	-	2	-	-	5
Share-based compensation expense (1)	12,681	12,517	16,735	43,381	40,349
Amortization of acquired intangible assets (2)	18,261	20,049	18,322	54,949	60,173
Business development and integration expense (3)	-	-	-	(5)	16
Compensation for post-combination services (4)	-	63	-	2	190
Restructuring charges	-	-	-	-	62
Acquisition related depreciation expense (5)	65	61	64	189	182
Transitional service agreement expense (6)	697	57	59	814	158
Legal judgments expense (7)	-	-	-	-	2,804
Non-GAAP Income from Operations	$87,159	$64,519	$47,345	$156,283	$125,001

Net Income (GAAP)	$47,725	$29,021	$7,896	$44,280	$7,915
Service deferred revenue fair value adjustment	-	2	-	-	5
Share-based compensation expense (1)	12,681	12,517	16,735	43,381	40,349
Amortization of acquired intangible assets (2)	18,261	20,049	18,322	54,949	60,173
Business development and integration expense (3)	-	-	-	(5)	16
Compensation for post-combination services (4)	-	63	-	2	190
Restructuring charges	-	-	-	-	62
Acquisition related depreciation expense (5)	65	61	64	189	182
Legal judgments expense (7)	-	-	-	-	2,804
Loss on extinguishment of debt (8)	-	-	596	596	-
Change in fair value of contingent consideration (9)	(837)	-	-	(837)	-
Income tax adjustments (10)	(11,398)	(12,835)	(8,315)	(25,802)	(22,358)
Non-GAAP Net Income	$66,497	$48,878	$35,298	$116,753	$89,338

Diluted Net Income Per Share (GAAP)	$0.64	$0.39	$0.11	$0.59	$0.11
Share impact of non-GAAP adjustments identified above	0.25	0.27	0.36	0.97	1.10
Non-GAAP Diluted Net Income Per Share	$0.89	$0.66	$0.47	$1.56	$1.21

Shares used in computing non-GAAP diluted net income per share	74,899	73,878	75,093	74,976	73,618

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended	Nine Months Ended
		December 31,		September 30,	December 31,
		2021	2020	2021	2021	2020

(1)	Share-based compensation expense included in these amounts
	is as follows:
	Cost of product revenue	$214	$248	$321	$809	$837
	Cost of service revenue	1,302	1,371	1,907	4,822	4,531
	Research and development	3,297	3,862	4,902	12,290	12,578
	Sales and marketing	4,727	4,253	5,842	15,383	13,602
	General and administrative	3,141	2,783	3,763	10,077	8,801
	Total share-based compensation expense	$12,681	$12,517	$16,735	$43,381	$40,349

(2)	Amortization expense related to acquired software and product
	technology, tradenames, customer relationships included in these
	amounts is as follows:
	Cost of product revenue	$3,342	$4,776	$3,352	$10,054	$14,276
	Operating expenses	14,919	15,273	14,970	44,895	45,897
	Total amortization expense	$18,261	$20,049	$18,322	$54,949	$60,173

(3)	Business development and integration expense included in
	these amounts is as follows:
	General and administrative	$-	$-	$-	$(5)	$16
	Total business development and integration expense	$-	$-	$-	$(5)	$16

(4)	Compensation for post-combination services included in these
	amounts is as follows:
	Research and development	$-	$62	$-	$2	$187
	Sales and marketing	-	1	-	-	3
	Total compensation for post-combination services	$-	$63	$-	$2	$190

(5)	Acquisition related depreciation expense included in these
	amounts is as follows:
	Cost of product revenue	$4	$3	$4	$11	$10
	Cost of service revenue	2	3	3	7	7
	Research and development	45	43	45	132	127
	Sales and marketing	9	8	8	26	26
	General and administrative	5	4	4	13	12
	Total acquisition related depreciation expense	$65	$61	$64	$189	$182

(6)	Transitional service agreement (income) expense included in
	these amounts is as follows:
	Research and development	$77	$6	$7	$90	$17
	Sales and marketing	111	10	9	130	26
	General and administrative	509	41	43	594	115
	Other (income) expense, net	(697)	(57)	(59)	(814)	(158)
	Total transitional service agreement (income) expense	$-	$-	$-	$-	$-

(7)	Legal judgments expense included in this amount is
	as follows:
	General and administrative	$-	$-	$-	$-	$2,804
	Total legal judgments expense	$-	$-	$-	$-	$2,804

(8)	Loss on extinguishment of debt included in this amount is
	as follows:
	Interest and other (income) expense, net	$-	$-	$596	$596	$-
	Total loss on extinguishment of debt	$-	$-	$596	$596	$-

(9)	Change in fair value of contingent consideration included in
	this amount is as follows:
	Interest and other (income) expense, net	$(837)	$-	$-	$(837)	$-
	Total change in fair value of contingent consideration	$(837)	$-	$-	$(837)	$-

(10)	Total income tax adjustment included in this
	amount is as follows:
	Tax effect of non-GAAP adjustments above	$(11,398)	$(12,835)	$(8,315)	$(25,802)	$(22,358)
	Total income tax adjustments	$(11,398)	$(12,835)	$(8,315)	$(25,802)	$(22,358)

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Non-GAAP EBITDA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Nine Months Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020

Income from operations (GAAP)	$55,455	$31,770	$12,165	$56,953	$21,062
Previous adjustments to determine non-GAAP income from operations	31,704	32,749	35,180	99,330	103,939
Non-GAAP Income from operations	87,159	64,519	47,345	156,283	125,001

Depreciation excluding acquisition related	5,475	6,376	5,623	16,909	19,283

Non-GAAP EBITDA from operations	$92,634	$70,895	$52,968	$173,192	$144,284

NETSCOUT SYSTEMS, INC
Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance
(Unaudited)
(In millions, except net income per share - diluted)

	FY'21	FY'22
GAAP & Non-GAAP revenue	$831.3	~$850 million to ~$855 million

	FY'21	FY'22
GAAP net income	$19.4	~$30 million to ~$33 million
Amortization of intangible assets	$80.2	~$73 million to ~$74 million
Share-based compensation expenses	$51.9	~$54 million to ~$55 million
Business development & integration expenses*	$0.5	Less than $1 million
Interest Exp - Loss on Debt Extinguishment	$-	Less than $1 million
Legal judgments expense	$2.8	-
Restructuring costs	$0.1	-
Total adjustments	$135.5	~$128 million to ~$129 million
Related impact of adjustments on income tax	$(29.0)	(~$27 million)
Non-GAAP net income	$125.8	~$131 million to ~$134 million

GAAP net income per share (diluted)	$0.26	~$0.40 to ~$0.43
Non-GAAP net income per share (diluted)	$1.70	~$1.75 to ~$1.78

Average weighted shares outstanding (diluted GAAP)	73.8	~75 million
Average weighted shares outstanding (diluted Non-GAAP)	73.8	~75 million
*Business development & integration expenses include compensation for post-combination services, acquisition-related depreciation expense and change in fair value of contingent consideration
**Figures in table may not total due to rounding

Contacts

Investors
Anthony Piazza
Vice President, Corporate Finance
978-614-4286
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com